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                   Flag Investors Equity Partners Fund, Inc.
                        Rule 18f-3 Multiple Class Plan
                                      for
    Flag Investors Class A, Flag Investors Class B and Institutional Class

                           Adopted December 13, 1995
                        Amended through March 26, 1997
                     With Exhibits through March 27, 1998

I.       Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Flag Investors Equity Partners Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"),

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). At its organizational meeting held on December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for three classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors Class A, Flag Investors Class B and Institutional Class) and future classes of Fund shares. The Flag Investors Class A Shares and Class B Shares have been offered since the Fund's inception on February 13, 1995. The Institutional Shares have been offered since February 12, 1996.

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.


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II.      Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1
Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses")(1); and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.

III.     Expense Allocations

                  Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs

--------
(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares,
(ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares, (viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.

                                     -2-

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relating to implementing such plans or any amendment thereto) will be borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

                  The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.



                                     -3-


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Exhibits to Registrant's 18f-3 Plan

1. Articles of Incorporation filed as Exhibit (1)(a) to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-1A (Registration No. 33-86832), filed with the Securities and Exchange Commission via EDGAR on September 22, 1995 is incorporated herein by reference.


2. Articles Supplementary filed as Exhibit (1)(b) to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form N-1A (Registration No. 33-86832), filed with the Securities and Exchange Commission via EDGAR on September 26, 1996 is incorporated herein by reference.

3. Articles Supplementary filed as Exhibit (a)(3) to this Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A (Registration No. 33-86832) and is incorporated herein by reference.


4.       By-Laws, as amended through December 18, 1996 are filed as Exhibit
         (2) to Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A (Registration No. 33-86832), filed with the Securities and Exchange Commission via EDGAR on October 5, 1997.


5. Distribution Agreement between Registrant and ICC Distributors, Inc. filed as Exhibit (e)(1) to this Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A (Registration No. 33-86832) and is incorporated herein by reference.

6. Form of Sub-Distribution Agreement between ICC Distributors, Inc. and Participating Broker-Dealers filed as Exhibit(e)(2) to this Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A (Registration No. 33-86832) and is incorporated herein by reference.


7. Registrant's Amended Distribution Plan with respect to Class A Shares filed as Exhibit(15)(a) to Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A (Registration No. 33-86832), filed with the Securities and Exchange Commission via EDGAR on October 5, 1997.

8. Registrant's Amended Distribution Plan with respect to Class B Shares filed as Exhibit(15)(a) to Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form N-1A (Registration No. 33-86832), filed with the Securities and Exchange Commission via EDGAR on October 5, 1997.

9. Prospectus relating to Flag Investors Equity Partners Fund Class A and Class B Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-86832) and, as amended from time to time, is incorporated herein by reference.

10. Prospectus relating to Flag Investors Equity Partners Fund Institutional Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-86832) and, as amended from time to time, is incorporated herein by reference.


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                                                Date Approved: December 14, 1994

          Approval of Distribution Agreements, Plans of Distribution
                        and Sub-Distribution Agreement
                       Class A Shares and Class B Shares

         RESOLVED, that the proposed Distribution Agreement, between the Fund and Alex. Brown & Sons Incorporated ("Alex. Brown") for distribution of the Fund's Flag Investors Class A Shares (the "Class A Shares") be, and the same hereby is, approved, in substantially the form presented to this meeting, and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Plan of Distribution for the Class A Shares (the "Class A Plan") is determined to be reasonably likely to benefit the Fund and its shareholders;

         FURTHER RESOLVED, that the expenditures contemplated by the Class A Plan are comparable to other expenditures for similar funds;

         FURTHER RESOLVED, that the Class A Plan be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proposed Distribution Agreement between the Fund and Alex. Brown for distribution of the Fund's Flag Investors Class B Shares (the "Class B Shares") be, and the same hereby is, approved, in substantially the form presented to this meeting, and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Plan of Distribution for the Class B Shares (the "Class B Plan") is determined to be reasonably likely to benefit the Fund and its shareholders;

         FURTHER RESOLVED, that the expenditures contemplated by the Class B Plan are comparable to other expenditures for similar funds;

         FURTHER RESOLVED, that the Class B Plan be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proposed form of Sub-Distribution Agreement be, and the same hereby is, approved; and

                                     -5-





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                                                     Approved: December 13, 1995

       Resolution of Board Creating Flag Investors Equity Partners Fund
                             Institutional Shares

         RESOLVED, that the total number of shares of common stock , par value $.001 per share, that Flag Investors Equity Partners Fund, Inc. (The "Fund") is authorized to issue is hereby increased from thirty million (30,000,000) to thirty-five million (35,000,000) and that from such amount, five million (5,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Flag Investors Equity Partners Fund Institutional Shares";

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the new class;

         RESOLVED, that the Distribution Agreement between Flag Investors Equity Partners Fund, Inc. (The "Fund") and Alex. Brown & Sons Incorporated for the Flag Investors Institutional Shares of the Fund be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to enter into and execute said Distribution Agreement on behalf of the Fund, and to take all other actions that such officer deems necessary or appropriate in connection with the execution of such agreement, the taking of any action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.


                                                       Approved:  March 27, 1998

        Appointment of New Distributor and Approval of New Distribution
           Agreement and Forms of Sub-Distribution and Shareholder
                             Servicing Agreements

         RESOLVED, that the proposed Distribution Agreement between Flag Investors Equity Partners Fund, Inc. and ICC Distributors, Inc. for each class of the Fund's shares, be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.

         RESOLVED, that the proposed form of Sub-Distribution Agreement for the Flag Investors Family of Funds be, and hereby is, approved in substantially the form presented to this meeting; and

                                     -6-

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         FURTHER RESOLVED, that the proposed form of Shareholder Servicing
Agreement for the Flag Investors Family of Funds be, and the same hereby is, approved in substantially the form submitted to this meeting.

         FURTHER RESOLVED, that the proper officers of Flag Investors Equity Partners Fund, Inc. be, and they hereby are, authorized and directed in the name and on behalf of their respective Funds, to take all necessary or appropriate actions to effect the purposes of the foregoing resolutions, including any steps necessary to terminate the Funds' prior distribution arrangements with Alex. Brown & Sons Incorporated, such termination to be effective upon the consummation of the Merger, or at such other time as such officers shall determine.



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